Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-120878) pertaining to the IMC Global Inc. Represented Retirement Savings Plan of our report dated June 8, 2004, with respect to the financial statements of the IMC Global Inc. Represented Retirement Savings Plan as of and for the period ended December 31, 2003 included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Chicago, Illinois	Ernst & Young LLP
June 24, 2005